                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           TRANSWORLD HEALTHCARE, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

               New York                                  13-3098275
               --------                                  ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


 555 Madison Avenue New York, New York                      10022
 -------------------------------------                      -----
(Address of principal executive offices)                  (Zip code)

        Securities to be registered pursuant to Section 12(b) of the Act:


       Title of each class             Name of each exchange on which each class
       to be so registered                        is to be registered
       -------------------                        -------------------

  Common Stock, $.01 par value                  American Stock Exchange

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

       Securities to be registered pursuant to Section 12(g) of the Act:

           ----------------------------------------------------------
                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.
        -------------------------------------------------------

The Company's authorized capital stock currently consists of 40,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, par value $.01per share (the "Preferred Stock"). No shares of Preferred Stock are issued or outstanding.

Each share of Common Stock entitles the holder thereof to one vote. Holders of Common Stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors and are entitled to share ratably, as a single class, in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of Common Stock do not have preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions for the benefit of holders of the Common Stock in the Company's Restated Certificate of Incorporation. .


Item 2. Exhibits.
        --------

                                                            Incorporated By
                                                              Reference To         Exhibit No.
                                                              ------------         -----------

1. Constituent instruments defining rights of holders of securities to be registered.

1.1   Restated Certificate of Incorporation of                    (1)                  3.1
      the Company filed on December 12, 1990, as
      amended on August 7, 1992

1.2   Certificate of Amendment to the Restated                    (1)                  3.2
      Certificate of Incorporation of the
      Company filed on June 28, 1995

1.3   Certificate of Amendment to the Restated                    (1)                  3.3
      Certificate of Incorporation of the
      Company filed on October 9, 1996

1.4   Certificate of Amendment to the Restated                    (1)                  3.4
      Certificate of Incorporation of the
      Company filed on May 6, 1997


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
                                                            Incorporated By
                                                              Reference To         Exhibit No.
                                                              ------------         -----------

1.6   Certificate of Amendment to the Restated                    (2)                  3.5
      Certificate of Incorporation of the
      Company filed on April 16, 1998.

1.7   Restated By-laws of the Company, as                         (3)                  3.4
      amended

2.    Specimen of each security to be registered hereunder.

2.1   Specimen of Certificate for Common Shares.                  (4)                  4.1


-------------------------------

(1) Incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the Quarter ended April 30, 1997.

(2) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 1998.

(3) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended October 31, 1996.

(4) Incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement (No. 33-50876) on Form S-1.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   TRANSWORLD HEALTHCARE, INC.


                                   By: /s/ Wayne A. Palladino
                                      -----------------------------------------
                                      Name:  Wayne A. Palladino
                                      Title: Senior Vice President and
                                             Chief Financial Officer

Date:  April 28, 1999